UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, Knology, Inc. ("Knology") entered into a First Lien Credit Agreement (the "First Lien Credit Agreement") with Credit Suisse, Cayman Islands Branch ("Credit Suisse") and Goldman Sachs Specialty Lending Holdings, Inc., as lenders (including any lenders who subsequently become parties thereto, the "First Lien Lenders"), Credit Suisse as an issuer (including any issuers who subsequently become parties thereto, the "First Lien Issuers"), and Credit Suisse, as administrative agent and collateral agent (the "First Lien Agent"). On June 29, 2005, Knology also entered into a Second Lien Credit Agreement (the "Second Lien Credit Agreement") with Credit Suisse, as lender (including any lenders who subsequently become parties thereto, the "Second Lien Lenders"), and Credit Suisse, as administrative agent and collateral agent (the "Second Lien Agent"). The proceeds received under both the First Lien Credit Agreement and the Second Lien Credit Agreement will be used by Knology to repay existing debt and for general corporate purposes.

First Lien Credit Agreement

The First Lien Credit Agreement provides for (1) a five-year senior secured term loan facility in an aggregate principal amount of $185 million (the "First Lien Term Facility") and (2) a five-year senior secured revolving loan and letter of credit facility in an aggregate principal amount of up to $25 million (the "First Lien Revolving Facility" and together with the First Lien Term Facility, the "First Lien Facilities"). On June 29, 2005, $185 million was outstanding under the First Lien Term Facility and no amount was outstanding under the First Lien Revolving Facility.

Borrowings under the First Lien Facilities bear interest at either a base rate plus 4.5% or the Eurodollar rate plus 5.5%. The base rate is equal to the greater of the prime lending rate announced from time to time by the First Lien Agent or an average federal funds rate plus .5%. The Eurodollar rate is equal to the Eurodollar base rate, based on the British Bankers Association LIBOR Rate divided by the difference between 1.00 and the Eurocurrency reserve requirements as determined by the Federal Reserve Board. The unused portion of the First Lien Revolving Facility is subject to an annual fee between .375% and .75% depending on usage of the facility. Interest on the First Lien Facilities is payable quarterly. The First Lien Term Facility amortizes at a rate of 1.0% per annum, payable quarterly, and matures on June 29, 2010. Knology may prepay amounts outstanding under the First Lien Term Facility prior to maturity, but if it prepays prior to June 29, 2006, it must pay a premium of 3.0% of the aggregate principal amount, if it prepays after June 29, 2006 but prior to June 29, 2007, it must pay premium of 2.0%, and if it prepays after June 29, 2007 but prior to June 29, 2008, it must pay a premium of 1.0%. After June 29, 2008, Knology may prepay the facility without payment of any premium. The First Lien Revolving Facility matures on June 29, 2010.

The First Lien Term Facility and the First Lien Revolving Facility are guaranteed by all of Knology’s subsidiaries, except that the guarantees by certain of its subsidiaries are subject to pending regulatory approval. Additionally all amounts outstanding under the First Lien Facilities and the guarantees thereof are secured by a first lien on all of the assets of Knology and the guarantors.

The First Lien Credit Agreement contains customary representations and warranties and various affirmative and negative covenants such as:

• limitations on the incurrence of additional debt;
• limitations on the incurrence of liens;
• restrictions on investments;
• restrictions on the sale of assets;
• restrictions on the payment of dividends and the redemption or repurchase of capital stock;
• mandatory prepayment of amounts outstanding under the First Lien Facilities with excess cash flow, proceeds from asset sales, proceeds from the issuance of debt obligations, proceeds from any equity offerings, and proceeds from casualty losses;
• restrictions on mergers and acquisitions, sale/leaseback transactions and fundamental changes in the nature of Knology’s business;
• limitations on capital expenditures; and
• maintenance of minimum ratios of first lien debt to EBITDA (as defined in the First Lien Credit Agreement), total debt to EBITDA, and EBITDA to cash interest.

The First Lien Credit Agreement also includes customary events of default, including but not limited to: nonpayment of principal, interest or other fees or amounts; incorrectness of representations and warranties in any material respect; violations of covenants; cross defaults and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of provisions of or liens created under guarantees or security documents; change of control; material violations of environmental laws; defaults under material contractual obligations; and the failure to maintain its licenses and franchises if such failure would have a material adverse effect.

Second Lien Credit Agreement

The Second Lien Credit Agreement provides for a six-year senior secured term loan facility in an aggregate principal amount of approximately $99 million (the "Second Lien Term Facility"). On June 29, 2005, approximately $95 million was outstanding under the Second Lien Term Facility. The Second Lien Term Facility will accrete to $99 million at maturity.

Borrowings under the Second Lien Term Facility bear interest at either a base rate plus 9.0% or the Eurodollar rate plus 10.0%. The base rate and the Eurodollar rate are calculated in the same manner as under the First Lien Credit Agreement. The Second Lien Term Facility does not amortize and the entire unpaid principal amount is due in full on the maturity date of June 29, 2011. Knology may not prepay any amount outstanding under the Second Lien Term Facility prior to June 29, 2008. If it prepays any amounts after June 29, 2008 but prior to June 29, 2009, it must pay a premium of 3.0% of the aggregate principal amount, if it prepays after June 29, 2009 but prior to June 29, 2010, it must pay premium of 2.0%, and if it prepays after June 29, 2010 but prior to June 29, 2011, it must pay a premium of 1.0%.

The Second Lien Term Facility is guaranteed by all of Knology’s subsidiaries, except that the guarantees by certain of its subsidiaries are subject to pending regulatory approval. Additionally all amounts outstanding under the Second Lien Term Facility and the guarantees thereof are secured by a second lien on all of the assets of Knology and the guarantors.

The Second Lien Credit Agreement contains customary representations and warranties and various affirmative and negative covenants such as:

• limitations on the incurrence of additional debt;
• limitations on the incurrence of liens;
• restrictions on investments;
• restrictions on the sale of assets;
• restrictions on the payment of dividends and the redemption or repurchase of capital stock;
• to the extent not required to be prepaid under the First Lien Facilities, mandatory prepayment of amounts outstanding under the Second Lien Term Facility with excess cash flow, proceeds from asset sales, proceeds from the issuance of debt obligations, proceeds from any equity offerings, and proceeds from casualty losses;
• restrictions on mergers and acquisitions, sale/leaseback transactions and fundamental changes in the nature of Knology’s business;
• limitations on capital expenditures; and
• maintenance of minimum ratios of total debt to EBITDA (as defined in the Second Lien Credit Agreement) and EBITDA to cash interest.

The Second Lien Credit Agreement also includes customary events of default, including but not limited to: nonpayment of principal, interest or other fees or amounts; incorrectness of representations and warranties in any material respect; violations of covenants; cross defaults and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of provisions of or liens created under guarantees or security documents; change of control; material violations of environmental laws; defaults under material contractual obligations; and the failure to maintain to its licenses and franchises if such failure would have a material adverse effect.

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2005, Knology used the proceeds from the First Lien Term Facility and the Second Lien Term Facility, described above under Item 1.01, plus cash on hand, to repay:

• approximately $15.6 outstanding under the Amended and Restated Credit Agreement, dated as of October 22, 2002 and effective as of November 6, 2002, by and among Knology Broadband, Inc. ("Broadband," a wholly owned subsidiary of Knology) and certain wholly owned subsidiaries of Broadband, the lenders named therein and Wachovia Bank, National Association, as administrative agent (as amended, the "Wachovia Credit Agreement"); and

• approximately $32.4 million outstanding under the Master Loan Agreement, dated as of June 29, 2001, by and among Globe Telecommunications, Inc., Interstate Telephone Company, Valley Telephone Co., LLC and ITC Globe, Inc., each a wholly owned subsidiary of Knology (as amended, the "CoBank Credit Agreement").

After repayment in full as described above, the Wachovia Credit Agreement and the CoBank Credit Agreement were terminated.

Also on June 29, 2005, Knology delivered a notice to Wilmington Trust Company, the trustee under the Indenture, dated as of November 6, 2002 (the "Indenture") governing the terms of Knology’s 12% Senior Notes due November 30, 2009 (the "Notes") of its election to redeem the Notes on July 29, 2005. The redemption price to be paid is 100% of the principal amount thereof, plus any accrued and unpaid interest to the redemption date, or an aggregate of approximately $241.7 million. Knology will use a portion of the remaining proceeds from the First Lien Term and the Second Lien Term Facility, which have been escrowed pending redemption, to redeem the Notes. Upon the redemption of the Notes and payment in full of the redemption price, the Indenture will be terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth below under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth below under Item 1.02 is hereby incorporated by reference into this Item 2.04.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

July 6, 2005	By:	/s/ Chad S. Wachter

Name: Chad S. Wachter
Title: General Counsel and Secretary